
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean
Witter Cornerstone Fund IV and is qualified in its entirety by reference to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          JUN-30-1996
<PERIOD-END>                               JUN-30-1996
<CASH>                                      97,026,194
<SECURITIES>                                         0
<RECEIVABLES>                                  342,500
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              99,947,950<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<COMMON>                                             0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                99,947,950<F2>
<SALES>                                              0
<TOTAL-REVENUES>                             7,926,377<F3>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             4,046,143
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              3,880,234
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          3,880,234
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 3,880,234
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets include net unrealized loss on open contracts of $2,579,256.
<F2>Liabilities include redemptions payable of $1,787,267, accrued management fees of $331,245, common administrative expenses payable of $157,242, accrued brokerage commissions of $82,044 and accrued transaction fees and costs of $4,102.
<F3>Total revenue includes realized trading revenue of $3,377,864, net change in unrealized of $2,509,113 and interest income of $2,039,400.

